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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             FORM 8-K CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                     September 22, 2003 (September 17, 2003)

                         AMERICAN TECHNOLOGY CORPORATION
               (Exact Name of Registrant as Specified in Charter)

             Delaware                     0-24248                87-0361799
             --------                     -------                ----------
 (State or Other Jurisdiction of  (Commission File Number)      (IRS Employer
          Incorporation)                                     Identification No.)


13114 Evening Creek Drive South, San Diego, California              92128
------------------------------------------------------              -----
     (Address of Principal Executive Offices)                     (Zip Code)




                                 (858) 679-2114
                                 --------------
              (Registrant's telephone number, including area code)



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Item 5.  Other Events and Regulation FD Disclosure

         1. On September 22, 2003, American Technology Corporation (the "Company"), issued a press release announcing the resignation of James M. Irish as Chief Executive Officer and as a director of the Company. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

         2. On September 22, 2003, the Company issued a press release announcing the appointment of Kalani Jones as Chief Operating Officer. Mr. Elwood G. Norris will continue to serve as Chairman and remain active in the management of the Company.

         Mr. Jones is 40 years old. He joined the Company as Vice President of Operations in September 2003. From October 1999 to November 2002 he was Vice President Engineering and Product Operations for Tachyon Inc., a San Diego provider of satellite networking solutions. From 1997 to 1999 he was Senior Director for Program Management at IOMEGA and previously held engineering management positions at General Instrument and TRW. From November 2002 until being recruited by the Company, Mr. Jones was a self-employed entrepreneur developing technology based remote monitoring solutions. Mr. Jones obtained a M.S.E.E. degree in Digital Communications and Digital Signal Processing from USC in 1988 and a B.S.E.E. in Electrical and Computer Engineering from California State Polytechnic University in 1984.

         A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

         3. On September 17, 2003, the Company filed a complaint against eSOUNDideas, Inc. ("ESI") in the Superior Court of California, County of San Diego, alleging breach of contract and declaratory relief involving the Company's license agreement with ESI. The license agreement granted ESI an exclusive right to distribute the Company's patented and patent-pending HyperSonic Sound Technology ("HSS") products specifically targeted for the point of sale, kiosk, display, event, trade show and exhibit markets in North America. The agreement was terminated by the Company on May 23, 2003, as a result of the Company's allegation that ESI failed to devote reasonable resources and exercise reasonable efforts to develop and to maximize the distribution and sales of HSS products within the product categories and territory. Under the terms of the license agreement, the termination was effective immediately, but ESI had sixty days to cure conditions giving rise to termination and reinstate the agreement. ESI tendered no cure during the cure period or thereafter, and the Company considers the license agreement to be permanently terminated. ESI has retained legal counsel and disputed the grounds for termination, and the two principals of ESI have further disputed the termination in October 2002 of stock options to purchase 10,000 shares of common stock granted to each of them for consulting services that terminated in July 2002. The Company filed the complaint after the parties were unable to resolve the matter through non-binding mediation. The Company intends to pursue this action vigorously.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired. None

(b) Pro Forma Financial Information. None





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(c)      Exhibits.

         99.1 Press Release dated September 22, 2003 concerning resignation of James M. Irish and the appointment of Kalani Jones.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN TECHNOLOGY CORPORATION


Date: September 22, 2003               By: /s/ Elwood G. Norris
                                           ------------------------------------
                                           Elwood G. Norris
                                           Chairman of the Board